BRITISH AMERICAN TOBACCO p.l.c. and SORAYA BENCHIKH SERVICE AGREEMENT Exhibit 4.9 TABLE OF CONTENTS Clause Headings Page 1. DEFINITIONS ................................................................................................................. 1 2. APPOINTMENT .............................................................................................................. 1 3. DUTIES .......................................................................................................................... 1 4. OTHER INTERESTS ...................................................................................................... 2 5. INDEMNITIES ................................................................................................................ 3 6. REMUNERATION .......................................................................................................... 5 7. EXPENSES AND INDEPENDENT PROFESSIONAL ADVICE ..................................... 6 8. DEDUCTIONS ................................................................................................................ 6 9. MOTOR CAR .................................................................................................................. 6 10. PENSION AND OTHER BENEFITS .............................................................................. 6 11. SICKNESS BENEFIT ..................................................................................................... 7 12. HOLIDAYS ..................................................................................................................... 8 13. REASONABLENESS OF RESTRICTIONS ................................................................... 8 14. CONFIDENTIALITY........................................................................................................ 9 15. COPYRIGHT, INVENTIONS AND PATENTS .............................................................. 10 16. POST-TERMINATION COVENANTS .......................................................................... 11 17. TERMINATION ............................................................................................................. 12 18. DIRECTORSHIPS ........................................................................................................ 14 19. WAIVER OF RIGHTS ................................................................................................... 15 20. GRIEVANCE AND DISCIPLINARY PROCEDURES ................................................... 15 21. MISCELLANEOUS ....................................................................................................... 15 22. CONSTRUCTION ......................................................................................................... 15 23. PRIOR AGREEMENTS ................................................................................................ 16 24. ENFORCEMENT AND GOVERNING LAW ................................................................. 16 25. DATA PROTECTION ................................................................................................... 16 26. REPRESENTATIONS AND WARRANTIES ................................................................ 17 27. REFERENCES ............................................................................................................. 17 28. COUNTERPARTS ........................................................................................................ 17 SCHEDULE 1.................................................................................................................................... 19 DEFINITIONS ................................................................................................................................... 19 SCHEDULE 2 POST TERMINATION COVENANTS ....................................................................... 23 1 THIS AGREEMENT is made on 1st November 2023 BETWEEN: (1) BRITISH AMERICAN TOBACCO p.l.c., a company incorporated in England and Wales with registered number 03407696 whose registered office is at Globe House, 4 Temple Place, London WC2R 2PG (the "Company"); and (2) SORAYA BENCHIKH of [ADDRESS] (the"Executive"). WHEREAS: The Board has approved the terms of this Agreement under which the Executive is to be employed. IT IS AGREED THAT: 1. DEFINITIONS Schedule 1 contains the definitions for words and phrases for the purposes of this Agreement. 2. APPOINTMENT 2.1 The Company shall employ the Executive and the Executive shall serve the Company as the Group Financial Officer with effect from the Effective Date subject to the terms and conditions specified herein. 2.2 The Employment commences on the Effective Date and, subject to Clause 17 below, shall continue thereafter until termination by not less than 12 months' prior written notice given by either party to the other. 2.3 No probationary period applies to the Executive’s Employment. 2.4 The Executive's period of continuous employment commences on the Effective Date and no previous employment with any other employer shall be treated as continuous with the Employment. 3. DUTIES 3.1 The Executive shall during the continuance of her employment devote all such time, attention and skill as may be required for the proper performance of her duties hereunder, and shall at all times promote the success of the Company for the benefit of its members as a whole and, save where there is any conflict with the success of the Company, the success of its Group Companies and she shall comply with the directors' duties set out in the Companies Act 2006, and shall also faithfully and diligently perform such duties and exercise such powers consistent therewith as may from time to time be assigned to or vested in her by the Board or the Company. 3.2 The Company reserves the right to assign to the Executive duties of a different nature either additional to or instead of those referred to in Clause 3.1 above on terms and conditions no less favourable than the terms and conditions set out herein, it being understood that she will not be assigned duties which she cannot reasonably perform or which are inconsistent with her status and subject always to the directors' duties set out in the Companies Act 2006. 3.3 The Executive shall obey the reasonable and lawful orders of the Board, given by or with the authority of the Board, and shall comply with all the Company's rules, regulations, policies and procedures from time to time in force, unless any of the foregoing are inconsistent with this Agreement, and all laws, codes of conduct, rules and regulations, in all relevant jurisdictions, relevant to the Company or to any Group Company or to her as a director of the Company or as an office-holder of any Group Company, including, without limitation, pursuant to MAR, the LPDT Rules, the City Code on Take-Overs and Mergers, the JSE Listings Requirements, the UK Corporate Governance Code and all applicable US SEC rules 2 and regulations. 3.4 The Executive shall promptly provide the Board with all such information as it may require in connection with the business or affairs of the Company and of any other Group Company for which she is required to perform duties. 3.5 The Executive may be required in pursuance of her duties to perform services not only for the Company but also for any Group Company and, without further remuneration (except as otherwise agreed), to accept any such office or position with the Company, as the Board or the Company may from time to time reasonably require. The Company may at its sole discretion assign the Executive's employment to any Group Company on the same terms and conditions as set out herein. 3.6 The Executive shall promptly disclose to the Board full details of any knowledge or suspicion she has that any employee or officer of the Company or any Group Company has or plans to commit any serious wrongdoing or serious breach of duty or other act which might materially damage the interests of the Company or its Group Companies or if any such employee or officer, or the Executive herself, plans to leave their employment or to join or establish a business in competition with the Company or any of its Group Companies (including details of any steps taken to implement any such plan). 3.7 The Executive shall work such hours as are necessary for the proper performance of her duties of employment, which shall as a minimum include 35.5 hours per week from Monday to Friday in accordance with the policy set out from time to time in the Company's HR Policies and Procedures on the Hub. 3.8 The parties agree that the nature of the Executive's position is such that her Employment is not and cannot be measured and so the Employment falls within the scope of regulation 20 Working Time Regulations 1998 (as amended). 3.9 The Executive's normal place of work shall be the Company's principal United Kingdom office from time to time or such other location at which the Company may from time to time require the Executive to base herself. The Executive agrees to travel (both within and outside of the United Kingdom) as may be required for the proper performance of her duties and of the Employment. It is a fundamental condition of the Employment that the Executive will at all times be fully mobile throughout the United Kingdom and the world and can be required by the Company at any time to relocate to any other location in the world. 3.10 The Executive is required to undertake any and all mandatory training specified by the Company from time to time as being necessary for the purposes of performing their role. Where such mandatory training is specified by the Company, the costs of such training shall be met by the Company. The Executive will also be entitled to take part in various training courses appropriate to the Executive's role which the Company may provide in-house from time to time, details of which can be found on the Hub. 4. OTHER INTERESTS 4.1 During the period of the Employment the Executive shall devote her full time and attention to her duties hereunder and shall not without the prior written consent of the Board (such consent not to be unreasonably refused) directly or indirectly either on her own account or on behalf of any other person, company, business entity or other organisation: 4.1.1 (i) engage in, or (ii) be concerned with, or (iii) provide services to, (whether as an employee, officer, director, agent, partner, consultant or otherwise), or (iv) have any financial or other interest in, or (v) make preparations to be engaged or interested in or concerned with or to provide services to, any other business; or 4.1.2 accept any other engagement or public office which may adversely affect the proper and efficient performance of her duties hereunder; or 4.1.3 have any other personal or financial interest in a business which has transactions or dealings with the Company or any other Group Company (save for passive investments through any tracker funds or any other passive investment vehicles); PROVIDED THAT:

3 (A) the Executive may not, at any time, hold more than one external mandate as a Non-Executive Director of a Listed Company; and (B) the Executive may hold for investment purposes an interest (as defined in S.820 - 825 of the Companies Act 2006) of up to 5% in nominal value or (in the case of Securities not having any nominal value) in number or class of Securities, in any class of Securities in a Listed Company and which are not the Securities of any company which competes or proposes to compete with the business of the Company or any Group Company. For this purpose, the references to Securities held by the Executive includes Securities held or beneficially held by the Executive's Immediate Family. 4.2 The Executive confirms that she has disclosed fully to the Company all circumstances in respect of which there is, or there might be, a direct or indirect conflict of interest between the Company or any Group Company, and the Executive, and she agrees to disclose fully and in writing to the Company any such circumstances which may arise during the Employment (including, but not limited to, where the holding of Securities by members of her Immediate Family puts, or is likely to put, the Executive in breach of the 5% limit referred to in Clause 4.1 above). 4.3 The Executive is required to note the formal procedures established by the Board for managing compliance with the conflict of interest provisions of the Companies Act 2006. Under these provisions the Executive: 4.3.1 may not allow any situation to arise in which she will have, or may have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (a situational conflict), unless the matter has been authorised in advance by the Board in accordance with the Articles of Association of the Company; and 4.3.2 she must declare in advance any interest in a proposed transaction or arrangement with the Company (a transactional conflict). 4.4 The Executive is required to give advance notice of any situational or transactional conflict to the Company Secretary and any such matter will be considered either at the next meeting of the Board or, if the conflict or potential conflict is due to arise prior to the next scheduled meeting of the Board, at a meeting of the Conflicts Committee. Details of the role and responsibilities of the Conflicts Committee are set out in the British American Tobacco Corporate Governance Framework, a copy of which is available from the Company Secretary from time to time. 4.5 For the purposes of Clauses 4.1 and 4.3, the provisions of S. 820 - 825 of Companies Act 2006 shall apply for determining whether the Executive has an interest in any Securities. 4.6 The Executive undertakes that she will at all times: 4.6.1 comply with all rules of law or regulation of any competent authority or of the Company, including the Company's Code for Share Dealing, from time to time in force in relation to dealing in the Securities of the Company and inside information affecting the Securities of the Company; and 4.6.2 comply with the Company's Standards of Business Conduct Policy from time to time in force. 5. INDEMNITIES 5.1 Subject to Clause 5.2 below, the Company shall, both during the Employment and after its termination, indemnify the Executive and keep her indemnified against and to pay to her an amount equal to all costs, charges, expenses or liabilities which the Executive may sustain or incur in or about the execution of her duties to the Company or of any associated company of the Company or as a result of any contract, deed, matter or thing done, entered into or executed herself on behalf of any such company or in relation to the business of any such company. 5.2 The indemnity referred to in Clause 5.1 shall not apply in any of the following circumstances: 4 5.2.1 where and to the extent that any recovery is made by the Executive under any policy of insurance; 5.2.2 where and to the extent prohibited or rendered unenforceable by the Companies Act 2006 or, in the case of an associated company which is not subject to the Companies Act 2006, to the extent that it would have been prohibited by the Companies Act 2006 had the Companies Act 2006 applied to it, or as otherwise prohibited by law; 5.2.3 where the Company considers that the Executive has acted in bad faith, with wilful default or gross negligence, dishonestly, fraudulently, intentionally not in compliance with the Company's Standards of Business Conduct Policy (as from time to time in force) or otherwise so as to bring the Company or any of its associated companies into disrepute; and 5.2.4 where and to the extent any claim against the Executive relates to acts (or omissions) of the Executive which, directly or indirectly, result in the summary dismissal of the Executive by the Company or any associated company of the Company. 5.3 The indemnity provided in Clause 5.1 shall take effect notwithstanding that the Company (or any associated companies) or the Executive may have purchased and maintained insurance cover in respect of any liability, loss or expenditure incurred by any director or officer of the Company and the indemnity provided under Clause 5.1 above shall be enforceable against the Company regardless of whether a claim may be made or has been pursued under such insurance. 5.4 All sums payable by the Company hereunder shall be paid free and without any rights of counterclaim or set-off and without deduction and withholding on any ground whatsoever, save only as may be required by law. If any such deduction or withholding is required by law, the Company shall be obliged to pay to the Executive such amount as will ensure that, after any such deduction or withholding has been made, the Executive shall have received a sum equal to the amount that she would otherwise have received in the absence of any such deduction or withholding. 5.5 If the Executive becomes aware of any notice, demand or other document issued, any claim made or action taken either before or after the date hereof which appears to her, acting reasonably, to be relevant for the purposes of the indemnity provided in Clause 5.1 or likely to give rise to any liability of the Company under that indemnity (hereinafter referred to as a "Demand"), she shall give notice thereof to the Company as soon as reasonably practicable and in any event within 30 days. 5.6 The Executive shall provide the Company as soon as reasonably practicable with all supporting documentation and information relating to a Demand as the Company may reasonably require. 5.7 The Executive shall not take or omit to take any action which the Executive should reasonably be aware would prejudice the Company's ability to recover the loss in respect of the Demand under any applicable policy of insurance maintained by the Company, and the Executive shall take such steps as the Company may reasonably require to comply with the terms of any applicable policy of insurance. 5.8 The Executive shall, at the request and at the expense of the Company, do and concur in doing and permit to be done all such acts and things as the Company may reasonably request to avoid, dispute, resist, appeal or compromise any Demand. The Executive shall further make no settlement or compromise of the subject matter of any Demand, nor agree to any matter in the conduct of any dispute in relation thereto, nor admit nor assume any liability, nor take any other action or omit to do any other thing in relation to any Demand without the prior written approval of the Company (such approval not to be unreasonably withheld or delayed). 5.9 The Company may, by written notice to the Executive at any time and without prejudice to the rights of indemnification of the Executive set out in Clause 5.1 above, forthwith assume 5 (where appropriate, in the Executive's name) the conduct of any negotiations, settlement or compromise discussions or proceedings in relation to a Demand. The Company shall have full discretion in the conduct or settlement of any claim or proceedings. The Executive shall take such steps, and provide such information, as the Company may reasonably require to assist in the conduct and settlement of such claims or proceedings. 5.10 The Executive shall provide the Company as soon as reasonably practicable following any request with reasonable details of all costs and liabilities incurred by the Executive in relation to any Demand. 5.11 The rights and obligations set out in this Clause 5 shall not modify or waive any of the duties which the Executive owes as a director, officer or employee of the Company or any of its associated companies (as the case may be), as a matter of law or under the rules of any relevant stock exchange or regulatory body. 5.12 The Company shall, in the event that a payment is made to the Executive under this indemnity in respect of a particular liability, be entitled to recover from the Executive an amount equal to any payment received by the Executive under any policy of insurance or from any other third party to the extent that such payment relates to the liability, and a deduction may similarly be made from any payment made by the Company to the extent any such payment has already been received by the Executive. The Executive shall pay any sum owing in accordance with the foregoing forthwith upon the Company's request. 5.13 To the extent any payment of costs under Clause 5.1 of this indemnity is treated under the Companies Act 2006 as a loan repayable to the Company, subject to the Companies Act 2006 and provided that the requirements for a qualifying third party indemnity provision are met, the Executive shall not be required to repay the loan. 5.14 For the purposes of this Clause 5, "associated company" and "qualifying third party indemnity provision" have the meanings given in Part 10 of the Companies Act 2006. 6. REMUNERATION 6.1 With effect from the Effective Date the Executive shall receive a base salary of £800,000 per annum. 6.2 The base salary provided for in Clause 6.1 above shall accrue from day to day and shall be payable monthly in equal instalments part in arrears and part in advance on or about the 11th of each month by way of credit transfer and shall be paid subject to deduction of income tax and national insurance contributions. 6.3 The Remuneration Committee shall review the Executive's salary at least once in each twelve months (with the first review taking place in 2025) save after notice of termination of this Agreement has been served by either party, but shall not be obliged to make any increase in the salary. 6.4 In addition to her salary, the Executive shall be eligible to participate in such annual and/or long-term incentive arrangements as the Company may determine in its absolute discretion from time to time, on such terms and at such level as the Remuneration Committee may from time to time determine. The Company reserves the right at any time to amend the terms of or terminate any such incentive schemes and to alter the level of the Executive's participation therein without reference to or agreement from the Executive. The Executive acknowledges that during the course of her employment and on its termination she has no right to receive a bonus and/or other incentive award and that the Remuneration Committee is under no obligation to operate a bonus and/or long-term incentive scheme and that she will not acquire such a right, nor shall the Remuneration Committee come under such an obligation, merely by virtue of the Executive's having received one or more bonus and/or other incentive award(s) or the Remuneration Committee's having operated one or more bonus and/or incentive scheme(s) during the course of the Executive's employment. 6.5 The remuneration specified in Clause 6.1 above shall be inclusive of all fees and other remuneration to which the Executive may be entitled as an officer of the Company or of any Group Company. To achieve this, the Executive shall account for any sums she receives to 6 the Company and her salary shall be reduced by the amount of such sums (and the Executive hereby authorises the Company to make any such reduction(s)). 6.6 In accordance with the Companies Act 2006, all remuneration payments (including payments for loss of office and benefits) due to the Executive (including any such payment due pursuant to this Agreement) will only be payable or provided if and to the extent that they are either consistent with the most recent remuneration policy approved by members of the Company pursuant to section 439A of the Companies Act 2006 (the "Directors’ Remuneration Policy") or are separately approved by resolution of the members of the Company, and any provision of this Agreement relation to the making of any such payment or provision shall only be enforceable to such extent. 7. EXPENSES AND INDEPENDENT PROFESSIONAL ADVICE 7.1 The Company shall reimburse (or procure the reimbursement of) to the Executive (against receipts or other satisfactory evidence) all reasonable business expenses properly and reasonably incurred and defrayed by her in the course of the Employment, subject to the Company's rules and policies relating to expenses. 7.2 The Executive's expenses may include legal fees if it is necessary in the furtherance of the Executive's duties for her to seek independent legal advice (provided that allegations of negligence, breach of duty or bad faith have not been made against the Executive). Accordingly, the Board has approved a procedure for taking independent advice in such circumstances. Any such payment by the Company is subject to any applicable restriction under company law. 7.3 Further to Clause 7.2 above, the advice and services of the Company Secretary and of the Director, Legal Affairs & General Counsel of British American Tobacco are available to each director of the Company for guidance on the director's responsibilities and those of the Board and in relation to any specific activity or transaction of the Company. It is recognised that there may be occasions when the Executive may need to have independent professional advice in connection with the performance of the Executive's duties as a director of the Company and that this should be paid for by the Company. 7.4 In such an instance, the Executive should first refer the matter to the Company Secretary and confirm with her that it is a matter for which independent professional advice is required in the interests of the Company. Where this requirement arises, the Executive should also consult with the Company Secretary in order that regard may be had to any potential conflicts of interest that may arise in such a situation. 8. DEDUCTIONS The Company shall be entitled at any time during the Employment, or in any event on its termination, to deduct from the Executive's remuneration hereunder any monies due from her to the Company including but not limited to any outstanding loans, advances, relocation expenses, the cost of repairing any damage or loss to the Company's property caused by her (and of recovering the same), excess holiday, any sums due from her under Clause 12.2 below and any other monies owed by her to the Company. 9. MOTOR CAR 9.1 During the continuance of her employment, the Executive shall be entitled to the use of a car and a driver, for personal and/or business use, and shall be paid a company car allowance of £20,000 per annum, in each case subject to and in accordance with any Executive Directors’ car policy from time to time and the Company's current Directors’ Remuneration Policy. 10. PENSION AND OTHER BENEFITS 10.1 The Executive shall be eligible to participate in such pension arrangements, including the provisions for life assurance benefits (and on such terms) as the Remuneration Committee may from time to time determine and communicate to the Executive in its absolute discretion, subject to and in accordance with the rules of such arrangements (including those relating

7 to auto-enrolment and lifetime and annual allowances) and the Company's current Directors’ Remuneration Policy. Further details (including arrangements relating to salary sacrifice) can be obtained from the Company Secretary. 10.2 The Executive shall be eligible to participate in the following benefits schemes: private medical expenses scheme and personal accident scheme, subject to the terms and conditions of such schemes from time to time in force. Details of such scheme(s) can be obtained from the Company's HR Policies and Procedures on Success Factors. The Executive shall also be eligible to participate in such other benefits as the Remuneration Committee may from time to time determine and communicate to the Executive in its absolute discretion, subject to and in accordance with the rules of such arrangements and the Company's current Directors’ Remuneration Policy. 10.3 The Company reserves the right to terminate or substitute other scheme(s)/pension arrangements for such scheme(s)/pension arrangements or to amend the scale of benefits of such scheme(s)/pension arrangements including the level of benefits. If any scheme provider (including but not limited to any insurance company) refuses for any reason (whether based on its own interpretation of the terms of the insurance policy or otherwise) to provide any benefits to the Executive, the Company shall not be liable to provide any such benefits itself or any compensation in lieu thereof. 10.4 Any actual or prospective loss of entitlement to benefit under any long-term disability or private medical expenses benefits shall not limit or prevent the Company from exercising its right to terminate the Employment in accordance with Clauses 2 or 17 hereof. 10.5 To the extent that any benefit provided to the Executive under this Agreement is taxable, the Company shall, as appropriate, and if required by law, withhold an amount in respect of the income tax and employee's National Insurance Contributions due on the taxable value of that benefit. 11. SICKNESS BENEFIT 11.1 In the event of the Executive being absent from work due to sickness or injury, the Company will continue to pay her normal salary (inclusive of any Statutory Sick Pay to which she may be entitled) for a period of up to 12 weeks during any rolling period of 12 months ("Company Sick Pay"). Thereafter, the payment of any further sick pay will be at the discretion of the Company and subject to the Company's Sick Pay Policy from time to time. Company Sick Pay will be based on the Executive's normal salary less any State benefits claimable by the Executive on account of her sickness or injury, less normal deductions. The Executive's entitlement to Company Sick Pay is subject to her compliance with the sickness notification requirements set out in the Company's HR Policies and Procedures on the Hub. 11.2 Irrespective of Clause 11.1 above, the Executive will receive Statutory Sick Pay ("SSP") when the Executive qualifies for it, although where Company Sick Pay and Statutory Sick Pay are payable for the same day of sickness absence, the Executive will receive the higher of the two sums. Further details on Statutory Sick Pay are set out in the Company's HR Policies and Procedures on the Hub. 11.3 The Company reserves the right to require the Executive to undergo a medical examination by a doctor or consultant nominated by it, in which event the Company will bear the cost thereof. The Executive shall authorise the doctor to disclose to and discuss with the Board (and, in the first instance, the Chair of the Board) the results of the examination. The Executive acknowledges that the Company will process her personal data and special categories of personal data disclosed by the doctor in accordance with the Company's UK Employee Privacy Notice. 11.4 The Executive's entitlement to Company Sick Pay is subject to the Company's right to terminate the Employment in accordance with this Agreement. 11.5 If the illness, accident or other incapacity shall be, or appear to be, caused by actionable negligence of a third party in respect of which damages are or may be recoverable, the Executive shall immediately notify the Board of that fact and of any claim, compromise, settlement or judgment made or awarded in connection with it. The Company in its discretion 8 may require the Executive to take all reasonable steps to recover from such third party or its insurers compensation including repayment of all sums paid to her by the Company under this Clause in respect of such absence. The Executive shall also give to the Board all particulars the Board may reasonably require and shall, if required by the Board and to the extent permitted by law, refund all or such part of the sums paid to or for the benefit of her by way of salary, bonus or benefits during the relevant period as the Board may reasonably determine. The amount to be refunded shall not, however, exceed the amount of damages or compensation and interest thereon recovered by the Executive, less any unrecovered costs borne by her in connection with the recovery of such damages or compensation, and shall not exceed the total remuneration paid to her by way of salary, bonus and benefits in respect of the period of such illness, accident or other incapacity. 12. HOLIDAYS 12.1 The Executive shall be entitled to receive her normal remuneration for all Bank and Public holidays normally observed in England and a further 25 working days' holiday in each holiday year (the period from 1 January to 31 December). The Executive may only take her holiday at such times as are agreed with the Chief Executive. The first 28 days of holiday taken in the holiday year including public holidays shall be deemed to be the Executive's statutory leave entitlement firstly under Regulation 13 and then under Regulation 13A of the Working Time Regulations 1998. Save to the extent required by the Working Time Regulations 1998, holidays may not be carried forward from one holiday year to the next save with the express permission of the Chief Executive. No payment shall be made by the Company (during the continuance or on termination of this Agreement) in lieu of holidays not taken except as required by law or as set out under Clause 12.2 below. Save to the extent required by the Working Time Regulations 1998, the Executive's entitlement under this Clause shall not accrue during any period of absence from work due to sickness or injury in excess of 30 continuous Working Days or during any period of unpaid leave (excluding statutory shared parental or adoption leave). 12.2 In the holiday year when the Employment ceases, the Executive will be treated as having accrued holiday on a pro rata basis by reference to her last day at work. If on the cessation of her employment the Executive has exceeded her holiday entitlement, this excess of holiday taken will be deducted from any sums due to her. If the Executive has accrued holiday entitlement which has not been taken prior to any period of notice to terminate, the Company may at its sole discretion either require her to take such holiday during any period of notice or pay her a sum in lieu of it. In either case (and for the purposes of Regulation 14 of the Working Time Regulations 1998) the payment shall be calculated by multiplying the unused or excess entitlement (as the case may be) taken to the nearest whole day by 1/260 of the Executive's salary at that time or, if lower and to the extent permitted by law, the Executive's salary at the time the relevant leave was accrued and, where the Executive is in receipt of payments under a personal accident insurance scheme, the Executive's salary for these purposes shall be deemed to be at the rate of the personal accident insurance payments. If the Executive refuses to work out all or any part of her notice period, she will forfeit any accrued holiday which has not been taken or such holiday entitlement equal to the number of days which the Executive refuses to work during her notice period. 12.3 No holiday entitlement or pay shall be treated as accruing during any period covered by the Compensation Payment. 13. REASONABLENESS OF RESTRICTIONS The Executive recognises that, whilst performing her duties for the Company, she will have access to and come into contact with trade secrets and Confidential Information belonging to the Company or to Group Companies and will obtain personal knowledge of and influence over its or their customers and/or employees. The Executive therefore agrees that the restrictions contained or referred to in Clauses 14 and 15 and Schedule 2 are reasonable and necessary to protect the legitimate business interests of the Company and its Group Companies both during and after the termination of her employment. 9 14. CONFIDENTIALITY 14.1 The Executive shall neither during the Employment (except in the proper performance of her duties or if authorised by the Board or required by law) nor at any time (without limit) after the termination thereof, directly or indirectly: 14.1.1 use for her own purposes or those of any other person, company, business entity or other organisation whatsoever; or 14.1.2 disclose to any person, company, business entity or other organisation whatsoever; or 14.1.3 through any failure to exercise all due care and diligence cause or permit any unauthorised disclosure of any Confidential Information. 14.2 The Executive shall not at any time during the continuance of her employment with the Company make any notes or memoranda relating to any matter within the scope of the Company's business, dealings or affairs otherwise than for the benefit of the Company or any Group Company. 14.3 The Executive shall use her best endeavours during the continuance of her employment to prevent the publication, disclosure or misuse of any Confidential Information and shall not remove (including, for the avoidance of doubt, by emailing any Confidential Information to third parties, any personal email accounts and/or saving any Confidential Information on any cloud-based storage), nor authorise others to so remove, from the premises of the Company or of any of its Group Companies any records of Confidential Information except to the extent strictly necessary for the proper performance of her or the other person's duties to the Company or any of its Group Companies. 14.4 The Executive shall promptly disclose to the Company full details of any knowledge or suspicion she has (whether during or after her employment) of any actual, threatened or pending publication, disclosure or misuse by any person (including the Executive herself) of any Confidential Information and shall provide all reasonable assistance and co-operation (at the Company’s expense) as the Company may request in connection with any action or proceedings it may take or contemplate in respect of any such publication, disclosure or misuse. 14.5 This Clause 14 is without prejudice to the Executive's equitable duty of confidence. 14.6 Nothing in this Agreement shall preclude the Executive from: 10 14.6.1 making a protected disclosure within the meaning of Part IVA (Protected Disclosures) of the Employment Rights Act 1996 (as amended from time to time); 14.6.2 reporting an offence to the police or a law enforcement agency; 14.6.3 co-operating with a criminal investigation or prosecution; 14.6.4 reporting misconduct or a serious breach of regulatory requirement to a body responsible for supervising or regulating relevant matters; 14.6.5 reporting, in the public interest, any serious wrongdoing to a law enforcement agency or relevant regulator or an equivalent person or entity which has a proper interest in receiving that information in the public interest; 14.6.6 communicating in confidence with the Executive's professional advisors (including any tax, legal, medical and/or therapeutic advisors) and/or with the Executive's spouse or registered civil partner or common-law spouse; 14.6.7 acting with statutory authority or complying with any order of, or giving evidence to, a court or tribunal of competent jurisdiction; 14.6.8 complying with any law, any regulations of any statutory or regulatory authority, or any request of any government body (including, for the avoidance of doubt, HM Revenue & Customs); and/or 14.6.9 using any relevant information for the purpose of representation at any investigation or proceedings brought by an applicable regulatory or professional body relating to matters arising from the Executive's employment. This includes protected disclosures or reports made about matters previously disclosed to another recipient. 14.7 The Company may at any time during the Employment require the Executive to deliver up to it immediately all documents (including all notes, original documents, extracts and summaries thereof), discs and other information storing medium relating to the business or affairs of the Company or any Group Company which she obtained or made whilst an employee of the Company. This obligation shall include all copies and reproductions of the same, however made. 15. COPYRIGHT, INVENTIONS AND PATENTS 15.1 All records, documents, papers (including copies and summaries thereof) and Intellectual Property Rights made, developed or acquired by the Executive in the course of the Employment shall be, and at all times remain, the absolute property of the Company, and the Executive hereby undertakes to keep confidential all information about, and details of, such records and Intellectual Property Rights (unless otherwise permitted by the Company). 15.2 The Executive hereby assigns, wholly and absolutely and with full title guarantee, including the right to sue for damages for past infringements, and by way of future assignment, to the Company, all Intellectual Property Rights referred to in Clause 15.1 (including future Intellectual Property Rights), for the full term thereof throughout the world, including any extensions or renewals arising in respect of such Intellectual Property Rights. The Executive hereby irrevocably and unconditionally waives all moral rights, including rights granted by Chapter IV of Part I of the Copyright, Designs and Patents Act 1988, that vest in her (whether before, on or after the date hereof) in connection with her authorship of any Intellectual Property Rights in the course of her employment with the Company, wherever in the world enforceable, including without limitation the right to be identified as the author of any copyright works and the right not to have any such works subjected to derogatory treatment, and hereby waives all similar moral rights in other jurisdictions. 15.3 The Company and the Executive acknowledge and accept the provisions of Sections 39 to

11 42 of the Patents Act 1977 (the "Act") relating to the ownership of employees' inventions and the compensation of employees for certain inventions respectively. 15.4 The Executive acknowledges and agrees that, by virtue of the nature of her duties and the responsibility arising, she has a special obligation to further the interests of the Company within the meaning of Section 39(1)(b) of the Act. 15.5 Any invention, development, process, plan, design, formula, specification, program or other matter or work whatsoever, whether or not patentable or capable of registration and whether or not recorded in any medium, (collectively the "Inventions") made, developed or discovered by the Executive, either alone or in concert, during the course of the Executive's duties of employment for the Company shall forthwith be disclosed to the Company and, subject to Section 39 of the Act, shall belong to and be the absolute property of the Company. 15.6 With respect to those rights in the Inventions which do not belong to the Company pursuant to Clause 15.5 but which were made (wholly or partly, either alone or in concert) using the Company's equipment, or (wholly or partly, either alone or in concert) using information obtained during the course of the Executive's employment, or else are Inventions which are or may be relevant to or related to the Company's existing or future business (collectively "Executive Rights"), the Executive at the request and cost of the Company (and notwithstanding the termination of her employment) shall forthwith license or assign (as determined by the Company) to the Company the Executive Rights and shall deliver to the Company all documents and other materials relating to the Inventions. The Company shall pay to the Executive such compensation for the licence or assignment as the Company shall determine in its absolute discretion, subject to Section 40 of the Act. 15.7 The Executive shall at the request and cost of the Company (and notwithstanding the termination of her employment) sign and execute all such documents and do all such acts as the Company may reasonably require: 15.7.1 to apply for and obtain in the sole name of the Company alone (unless the Company otherwise directs) patent, registered design, or other protection of any nature whatsoever in respect of the Intellectual Property Rights referred to in Clause 15.1, or the Inventions, in any country throughout the world and, when so obtained or vested, to renew and maintain the same; 15.7.2 to resist and defend any objection or opposition to obtaining, and any petitions or applications for revocation or the invalidity of, and any claims of infringement in respect of, any such Intellectual Property Rights; 15.7.3 to bring any proceedings for infringement of any such Intellectual Property Rights; and 15.7.4 otherwise to give effect to the assignments, waivers and licences contemplated under this Clause 15. 15.8 The Executive irrevocably appoints the Company to be her agent and in her name and on her behalf to execute any documents and generally to act and to use her name for the purpose of giving to the Company (or its nominee) the full benefit this Clause 15. A certificate in writing signed by a director or the secretary of the Company that an instrument or act falls within the authority conferred by this Clause 15 shall be conclusive evidence in favour of a third party that it is the case. 15.9 The Company shall decide, in its sole discretion, whenever to apply for patent, registered design or other protection in respect of the Intellectual Property Rights referred to in Clause 15.1 and/ or the Inventions and reserves the right to work any of the Inventions as a secret process in which event the Executive shall observe the obligations relating to Confidential Information which are contained in Clause 14 of this Agreement. 16. POST-TERMINATION COVENANTS 16.1 The Executive agrees that she will observe the post-termination obligations set out in Schedule 2 hereto. The Executive acknowledges that she has had the opportunity to take legal advice in relation to the restrictions contained therein and that she considers them 12 reasonable and necessary for the protection of the legitimate interests of the Company and its Group Companies. 16.2 The Executive agrees that in the event of receiving from any person, company, business entity or other organisation an offer of employment or engagement either during the continuance of the Agreement or during the continuance in force of any of the restrictions set out in Schedule 2 annexed hereto, she will forthwith provide to such person, company, business entity or other organisation making such an offer of employment a full and accurate copy of the restrictions set out in Clauses 14 and 15 hereof, and Schedule 2 annexed hereto. In the event that the Executive accepts any such offer, she shall immediately inform the Board of the identity of the offeror and a description of the principal duties of the position accepted and shall confirm to the Board in writing that she has provided a copy of such restrictions to such offeror. 17. TERMINATION 17.1 Notwithstanding Clause 2, and in addition to its rights at common law, the Company may terminate the Employment with immediate effect and without any payment in lieu of notice if, in the Board's reasonable opinion, any of the events set out below occur or have occurred at any time (whether or not such event would otherwise be a repudiatory breach): 17.1.1 any of the representations and warranties in Clause 26 are materially inaccurate or untrue or misleading; 17.1.2 the Executive is guilty of dishonesty, or other serious misconduct, or gross incompetence or wilful neglect of duty, or commits any other serious or persistent breach of this Agreement; 17.1.3 the Executive refuses or neglects to comply with any lawful directions given to the Executive by the Company; 17.1.4 the Executive acts in any manner (whether in the course of her duties or otherwise) which is likely to bring her, or the Company or any Group Company into disrepute or prejudice the interests of the Company or any Group Company; 17.1.5 the Executive is declared bankrupt, applies for or has made against her a receiving order under Section 286 Insolvency Act 1986, or has any order made against her to reach a voluntary arrangement as defined by Section 253 of that Act or compounded with her creditors; 17.1.6 the Executive resigns as a director of the Company or any Group Company (without the Board's written consent) or fails to offer herself for re-election on her retiring by rotation (unless agreed by the Company); 17.1.7 the Executive is or becomes of unsound mind; 17.1.8 the Executive is guilty of continuing unsatisfactory conduct or poor performance of her duties, after having received a written warning from the Company relating to the same; 17.1.9 the Executive is convicted of an indictable offence (excluding offences under road traffic legislation for which she is not sentenced to a term of imprisonment); or 17.1.10 the Executive is or becomes prohibited by law from being a director. Any delay by the Company in exercising such right to termination shall not constitute a waiver thereof. This Clause 17.1 shall not restrict any other right the Company may have (whether at common law or otherwise) to terminate the Employment summarily. 17.2 On termination of the Employment or on the Executive being placed on garden leave pursuant to Clause 17.3.2 is so requested by the Company, the Executive shall forthwith return to the Company in accordance with its instructions (and without destruction, deletion or redaction of any data or images) all equipment, correspondence, records, specifications, software, models, notes, reports, minutes of meetings and other papers of the Board and of any board of directors of any Group Company, and any other documents and any copies thereof and any other property belonging to the Company or its Group Companies (including 13 but not limited to the Company car, keys, credit cards, samples, equipment and passes) which are in her possession or under her control and shall provide to the Company full details of all then current passwords or other privacy or security measures used by the Executive in respect of any such equipment. Having forwarded a copy to the Company, the Executive shall irretrievably delete any and all Confidential Information from any laptops, computer drives, computer storage equipment, mobile telephones, wireless devices (or similar equipment) or other re-usable material and/or from any website and/or email account and/or cloud-based storage in the Executive's possession or under her control (but which do not belong to the Company or any of its Group Companies). The Executive shall, if so required by the Company, confirm in writing her compliance with her obligations under this Clause 17.2. 17.3 The Executive agrees that the Company may (in its absolute discretion): 17.3.1 (as an alternative to giving notice to the Executive or requiring the Executive to work out her notice) terminate the Executive's employment with immediate effect by giving her written notice that it will give the Executive a Compensation Payment in lieu of all or any part of any notice of termination of employment (whether given by the Executive or the Company) to which, for the avoidance of doubt, the Executive shall have no entitlement unless and until the Company notifies the Executive in writing of its decision to make the Compensation Payment to her; and/or 17.3.2 require the Executive not to attend work and/or not to undertake all or any of her duties hereunder during all or any part of any period of notice (whether given by the Executive or the Company), PROVIDED ALWAYS that the Company shall continue to pay the Executive's salary and contractual benefits. During any such garden leave period, the Company shall not be obliged to provide any work for the Executive or to assign or vest in her any powers, duties or functions, and (A) may appoint another person or persons to hold the same or similar job title and carry out all or any of the Executive's duties instead of her; (B) may announce externally or internally or both that the Executive has given or been given notice of termination of her employment or office(s) and been placed on garden leave and (where applicable) that a substitute has been appointed; (C) may exclude the Executive from all or any premises of the Company or any Group Company; (D) may require the Executive to abstain from engaging in any contact (whether or not initiated by her) which concerns any of the business affairs of the Company or any Group Company with any customer, client, supplier, other business connection, employee, director, officer, consultant or agent of the Company or any Group Company without the prior written consent of the Board; and (E) may suspend or limit the Executive's access to the Company's IT and communications systems or databases. During any such garden leave period, the Executive shall (for the avoidance of doubt) continue to be bound by all terms of this Agreement and the duties of fidelity and good faith and cannot undertake work for any other entity or work in a self employed or contractor capacity and shall hold herself available during normal business hours (other than agreed holidays or authorised absence for sickness or injury or other authorised leave) to perform such duties as may be assigned to her, if any, and in the event that she fails to make herself available for duties assigned to her, she shall (notwithstanding any other provision of this Agreement) forfeit her right to salary and contractual benefits in respect of such period of non-availability. 14 The Executive shall have no right to be paid any bonus during any garden leave period other than at the discretion of the Company. 17.4 Notwithstanding Clause 17.3.1, the Executive shall not be entitled to any Compensation Payment pursuant to Clause 17.3.1 if the Company would otherwise have been entitled to terminate the employment of the Executive without notice in accordance with Clause 17.1. In the event that the Board reasonably considers that any of the events set out in Clause 17.1 has occurred (whether or not such event would otherwise be a repudiatory breach), the Executive shall repay to the Company forthwith on demand by the Company an amount equal to any Compensation Payment made to the Executive pursuant to Clause 17.3.1 and, the Company reserves the right and may in its absolute discretion seek to recover the value of any income tax or National Insurance Contributions deducted from any such Compensation Payment and paid by the Company and the Company shall be entitled to reduce any Compensation Payment yet to be made pursuant to Clause 17.3.1 to nil or such other amount as the Board in its absolute discretion determines. 17.5 In determining any Compensation Payment made to the Executive pursuant to Clause 17.3.1, the Company shall have regard to the overriding requirements to be fair to both the Company and the Executive. In particular, the Company shall not be required to reward failure on the part of the Executive (which failure may be inferred from the financial performance of the Company or its Group Companies) and shall have regard to corporate governance standards at the Termination Date. The Company may, without limitation, exercise its reasonable discretion and determine that any Compensation Payment to the Executive should be phased in monthly or quarterly instalments over a period of no longer than 12 months from the Termination Date and that any Compensation Payment should be reduced in accordance with the duty on the part of the Executive to mitigate her loss. 17.6 Where the Company pays the Compensation Payment to the Executive, (or, where the Compensation Payment as calculated under Schedule 1 is zero and the Executive is owed, or paid, an amount by any Group Company) the Executive shall be treated as accepting it in full and final settlement of all claims against the Company, all Group Companies and their respective employees arising in any jurisdiction and arising out of the Executive's contract of employment or any other employment with any Group Company or any holding of any office with the Company or any Group Company or its/their termination and, on receipt of such Compensation Payment (or such payment from another Group Company as referred to above), the Executive hereby unconditionally and irrevocably waives all such claims. 17.7 The Company shall have the right to suspend the Executive on full pay pending any investigation into any potential dishonesty, gross misconduct or any other circumstances which may give rise to a right to the Company to terminate pursuant to Clause 17.1 above. During any such period of suspension the Company may exclude the Executive from all or any premises of the Company or any Group Company, may require the Executive to abstain from engaging in any contact (whether or not initiated by her) which concerns any of the business affairs of the Company or any Group Company with any customer, client, supplier, other business connection, employee, director, officer, consultant or agent of the Company or any Group Company without the prior written consent of the Board, and may suspend or limit the Executive's access to the Company's IT and communications systems or databases. 17.8 The termination of the Employment shall be without prejudice to any right the Company may have in respect of any breach by the Executive of any of the provisions of this Agreement which may have occurred prior to such termination. 17.9 The Executive agrees that (unless the contrary is agreed by the Company in writing) she will not at any time after the termination of the Employment represent herself as still having any connection with the Company or any Group Company, save as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements. 18. DIRECTORSHIPS 18.1 The Executive's duties as a director of the Company or any other Group Company are

15 subject to the Articles of Association of the relevant company for the time being. 18.2 The Executive shall, if requested by the Company, forthwith resign in writing from all directorships, trusteeships and other offices she may hold from time to time with the Company or any Group Company without compensation for loss of office in the event of: 18.2.1 the termination of her employment; or 18.2.2 either the Company or the Executive serving on the other notice of termination of the Employment; or 18.2.3 the Company exercising its rights under Clause 17.3.2 above. 18.3 In the event of the Executive failing to comply with her obligations under Clause 18.2 above, she hereby irrevocably and unconditionally authorises the Company to appoint some person in her name and on her behalf to sign or execute any documents and/or do all things necessary to requisite to give immediate effect to such resignations as referred to in Clause 18.2 above. 19. WAIVER OF RIGHTS The Executive shall have no claim against the Company or any Group Company if the Employment is terminated by reason of the liquidation of the Company for the purposes of amalgamation or reconstruction or as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation or for the transfer of the whole or part of the undertaking of the Company to any of its Group Companies provided that she is offered re-employment with any concern or undertaking resulting from such amalgamation or reconstruction or transfer on terms and conditions which, taken as a whole, are not substantially less favourable than the terms of this Agreement. 20. GRIEVANCE AND DISCIPLINARY PROCEDURES 20.1 If the Executive has any grievance relating to the Employment, she should raise it with the Chair of the Board and thereafter (if the matter is not resolved) with the Board. In such a case the Board will deal with the matter by discussion and majority decision of those present and voting (but without the Executive being entitled to vote on that issue). 20.2 The Company will follow any appropriate disciplinary procedures as applicable to the level of seniority of the Executive. If the Executive is dissatisfied with any disciplinary decision taken in relation to her, she may appeal in writing to the Chair of the Board within 7 days of that decision. The Executive is subject to the Company's disciplinary rules, which can be found on the Company's HR Policies and Procedures on the Hub. 21. MISCELLANEOUS 21.1 The various provisions and sub-provisions of this Agreement and the Schedules attached hereto are severable and if any provision or sub-provision is held to be unenforceable by any court of competent jurisdiction then such unenforceability shall not affect the enforceability of the remaining provisions or sub-provisions in this Agreement or Schedules. 21.2 The Executive represents and warrants that she is not prevented by any agreement, arrangement, contract, understanding, Court Order or otherwise, which in any way directly or indirectly restricts or prohibits her from fully performing the duties of the Employment, or any of them, in accordance with the terms and conditions of this Agreement. 21.3 Any notice to be given hereunder may be delivered (a) in the case of the Company by first class post addressed to its Registered Office for the time being and (b) in the case of the Executive, either to her personally or by first class post to her last known address. 21.4 Notices served by post shall be deemed served on the second business day after the date of posting. For the purposes of this Clause 21.4, "business day" means a day on which banks are open for business in the place of both the posting and the address of the notice. 21.5 There is no collective agreement applicable to the Employment. 22. CONSTRUCTION 16 22.1 The provisions of Schedule 1 and Schedule 2 hereto and any additional terms endorsed in writing by or on behalf of the parties hereto shall be read and construed as part of this Agreement and shall be enforceable accordingly. 22.2 The benefit of each agreement and obligation of the Executive under Clauses 14, 15 and Schedule 2 hereto of this Agreement may be assigned to and enforced by all successors and assignees for the time being of the Company and its Group Companies and such agreements and obligations shall operate and remain binding notwithstanding the termination of this Agreement. 22.3 A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. 23. PRIOR AGREEMENTS This Agreement cancels and is in substitution for all previous letters of engagement, agreements and arrangements (whether oral or in writing) relating to the subject-matter hereof between the Company and the Executive all of which shall be deemed to have been terminated by mutual consent. This Agreement constitutes the entire terms and conditions of the Executive's employment and no waiver or modification thereof shall be valid unless in writing, signed by the parties and only to the extent therein set forth. 24. ENFORCEMENT AND GOVERNING LAW 24.1 This Agreement is governed by and construed in accordance with the laws of England. 24.2 Without prejudice to any rights of either party to seek injunctive or declaratory relief in the Courts, and without prejudice to the Executive's statutory rights, the Company and the Executive agree that on the occurrence of any dispute concerning interpretation or application of this Agreement, the help of the Centre for Dispute Resolution (CEDR) will be sought to resolve the dispute in private by means of alternative dispute resolution (ADR). Either party may refer the matter to CEDR in which event both parties will fully co-operate in the process which CEDR may propose. There shall be no obligation on either party to continue to participate in the ADR process after 90 days from the date of referral of the dispute to CEDR. 24.3 The parties agree that if a dispute cannot be resolved pursuant to Clause 24.2 above, the parties agree to submit to the exclusive jurisdiction of the English courts. 25. DATA PROTECTION 25.1 The Executive acknowledges that the Company and relevant Group Companies will collect, use, store, transfer and otherwise process the Executive's personal data (and, where relevant, that of the Executive's emergency contacts and, where applicable, dependants) including providing personal data to third parties and transferring personal data within and outside the European Economic Area, in accordance with applicable data protection regulations. Further details relating to the processing of such personal data are set out in the Company's UK Employee Privacy Notice (which is non-contractual and may be amended from time to time), which is available from the Company Secretary or can be found on the Company's HR Policies and Procedures on the Hub. 25.2 The Executive agrees to use all reasonable endeavours to keep the Company informed and updated of any changes to the Executive's personal data, including, for example any change in the Executive's home address or other contact details. 25.3 The Executive agrees to familiarise themselves with the Company's UK Employee Privacy Notice and General Data Privacy Policy in force from time to time, which are available from the Company Secretary or can be found on the Company's HR Policies and Procedures on the Hub (and any other relevant policies and procedures relating to data protection in force from time to time, including any policies that the Company may have in place from time to time relating to its IT systems, use of such systems and data handling (as set out on the Company's HR Policies and Procedures on the Hub)) and agrees to act at all times in accordance with both the spirit and the letter of such policies and procedures when 17 processing the personal data of others during the course of the Executive's employment. This includes, without limitation, personal data relating to any employee or other worker, job candidate, customer, client, supplier or agent of the Company or any Group Company. 25.4 Failure to comply with the Company's policies (including those mentioned above) may lead to disciplinary action up to and including termination of employment. 26. REPRESENTATIONS AND WARRANTIES 26.1 The Executive represents and warrants to the Company that, and acknowledges that in entering into this Agreement the Company has relied upon prior representations and warranties by the Executive in the following terms: 26.1.1 he has not (directly or indirectly) misappropriated, or otherwise made any unlawful use or disclosure of, any Confidential Information and/or intellectual property belonging to or relating to the business of any other person (including, for the avoidance of doubt, her previous employer(s)) and will not do so whether prior to the commencement of her employment under this Agreement or otherwise; 26.1.2 he is not prohibited by law from being a director; 26.1.3 he is and remains legally entitled to work in the United Kingdom without any additional approvals and she will notify the Company immediately if she ceases to be so entitled at any time during her employment with the Company; 26.1.4 he is not and has not been subject to any prohibition, censure, criticism or disciplinary sanction by any professional, regulatory or other body or authority which would prevent her from performing any duties under this Agreement or undermine the confidence of the Board in her employment by the Company; and 26.1.5 any curriculum vitae and other details provided by the Executive to the Company or a third party in relation to her appointment to this role by the Company (if any) are complete and accurate and the Executive has provided the Company with genuine copies of certificates of all her academic and professional qualifications. The Executive shall indemnify the Company against all claims, liabilities, losses, costs, and expenses which the Company may suffer or incur or which may be made against the Company arising out of, or in respect of, any breach of the warranties and representations in this Clause 26. 27. REFERENCES If the Company is asked to provide any reference in respect of the Executive it shall be under no obligation to do so, save as required by law or by any professional, statutory or regulatory body or authority. If it does agree to provide a reference it shall use reasonable efforts to ensure that any reference is accurate but shall not in the absence of malice on the part of the Company be liable to the Executive for any error in or omission from any such reference. 28. COUNTERPARTS The Agreement is subject to contract until it is dated and signed by all of the parties, at which point it shall be treated as an agreement binding on the parties, notwithstanding that it may still be labelled 'Draft ' or 'Subject to Contract'. This Agreement may be executed in any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing and dating any one or more of such counterparts. 18 IN WITNESS whereof the parties hereto have set their hands the day and year written below. SIGNED: ................................. TADEU MARROCO For and on behalf of the Company DATED: ……………………… SIGNED: ................................. SORAYA BENCHIKH DATED: ……………………… /s/ Tadeu Marroco /s/ Soraya Benchikh 1/11/2023 1/11/2023

19 SCHEDULE 1 DEFINITIONS In this Agreement, the following expressions shall have the following meanings: "Board" the Board of Directors of the Company from time to time or a duly constituted committee of the Board of Directors; "Companies Act 2006" the Companies Act 2006, as in force from time to time; "Compensation Payment" means a sum calculated as follows: 𝐴 𝑥 £𝐵 365 minus C (less any deductions which the Company may be required to make including in respect of income tax and employee's National Insurance contributions) (a) "A" is the number of days of the Executive's notice of termination of employment (i) to which she is entitled under Clause 2.2 above of this Agreement, or (ii) where the notice period has already commenced, the number of days of such notice period which remain outstanding. (b) "B" is the aggregate of (i) the Executive's annual base salary referred to in Clause 6.1 on the date when she is notified in writing by the Company that it will be making her a Compensation Payment, (ii) a cash sum equal to the cost to the Company of providing to the Executive the benefits referred to in Clause 10.2 above provided that the Company shall have the option to continue to provide one or more of such benefits to the Executive in lieu of giving a cash sum in respect of such benefit so provided. (c) "C" is any amount payable to or paid to the Executive on termination of employment with any Group Company; "Confidential Information" means all and any information, whether or not recorded, of the Company or of any Group Company which the Executive (or, where the context so requires, another person) has obtained by virtue of her employment or engagement and which the Company or any Group Company regards as confidential or in respect of which the Company or any Group Company is bound by an obligation of confidence to a third party, including: (A) all and any information relating to business methods, corporate plans, future business strategy, management systems, finances, and maturing new business opportunities; (B) all and any information relating to research or development projects or both; (C) all and any information concerning the curriculum vitae, remuneration details, work-related experience, attributes and other personal information concerning those employed or engaged by the Company or any Group Company; (D) all and any information relating to marketing or sales of any past present or future product or service of the Company or any Group Company including sales targets and statistics, 20 market share and pricing statistics, marketing surveys and strategies, marketing research reports, sales techniques, price lists, mark-ups, discounts, rebates, tenders, advertising and promotional material, credit and payment policies and procedures, and lists and details of customers, prospective customers, suppliers and prospective suppliers including their identities, personnel, business requirements and contractual negotiations and arrangements with the Company or any Group Company; (E) all and any trade secrets, secret formulae, processes, inventions, design, know-how, technical specification and other technical information in relation to the creation, production or supply of any past, present or future product or service of the Company or any Group Company, including all and any information relating to the working of any product, process, invention, improvement or development carried on or used by the Company or any Group Company and information concerning the intellectual property portfolio and strategy of the Company or of any Group Company; (F) any information which is a trade secret as defined in Regulation 2 of the Trade Secrets (Enforcement, etc.) Regulations 2018; (G) any inside information (as defined in Article 7 of MAR) but excluding any information which: (i) is part of the Executive's own stock in trade; (ii) is readily ascertainable to persons not connected with the Company or any Group Company without significant expenditure of labour, skill or money; or (iii) which becomes available to the public generally other than by reason of a breach by the Executive of her obligations under this Agreement; “Directors Remuneration Policy” shall have the meaning given to it in Clause 6.6 "Effective Date" means 1st May 2024; "Employment" means the Executive's employment in accordance with the terms and conditions of this Agreement; "Group Company" means the Company, any holding company of the Company and any subsidiary of the Company or of any such holding company (with holding company and subsidiary having the meanings ascribed to them by the Companies Act 2006); “Hub” means the BAT internal sharepoint site; "Immediate Family" shall include husband, wife, common law spouse, civil partner, children, brothers, sisters, cousins, aunts, uncles, parents, grandparents, and the aforesaid relatives by marriage; "Intellectual Property Rights" patents, utility models, rights to inventions (other than Inventions), copyright and neighbouring and related rights, moral rights, trade 21 marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, Confidential Information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world; "JSE Listings Requirements" the Listings Requirements published by the JSE Limited, as may be applicable from time-to-time in respect of the secondary listing of the Company's ordinary shares on the JSE Limited in South Africa; "Listed Company" any company which is quoted on any Recognised Investment Exchange; "LPDT Rules" the Listing Rules, Prospectus Rules, Disclosure Guidance and Transparency Rules issued by the UK Listing Authority; "MAR" the Market Abuse Regulation (2014/596/EU) and its implementing and delegated regulations; "Persons Closely Associated" has the meaning attributed to it by Article 3(1)(26) of MAR; "Recognised Investment Exchange" has the meaning given to it by section 285 of the Financial Services and Markets Act 2000; "Remuneration Committee" the remuneration committee of the Board from time to time; "Securities" any shares, debentures (whether or not secured), warrants or options to purchase any shares or debentures; "Termination Date" shall mean the date upon which the Executive's employment with the Company terminates; "Working Day" means any day other than a Saturday, Sunday or a day which is generally recognised as a public holiday in England. In this Agreement, unless otherwise stated, a reference to the employment of the Executive is to her employment by the Company under this Agreement and shall include any period of garden leave pursuant to Clause 17.3.2 or suspension pursuant to Clause 17.7. In this Agreement, unless the context otherwise requires: (a) the contents page and headings and bold type face inserted in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement; (b) references to clauses and sub-clauses are to clauses and sub-clauses of this Agreement; (c) references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; (d) references to any schedules are to the schedules to this Agreement which for the avoidance of doubt are incorporated into and form part of the terms of this Agreement; (e) references to writing shall include any modes of reproducing words in any legible form and shall include e-mail except where expressly stated otherwise; 22 (f) references to "includes" or "including" shall mean "includes without limitation" or "including without limitation"; (g) words in the singular shall include the plural and vice versa, and a reference to any gender includes a reference to all genders or, where appropriate, is to be read as a reference to the opposite gender; (h) a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or a partnership; (i) a reference to an enactment, EU instrument or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment, EU instrument or statutory provision and is a reference to that enactment, EU instrument, statutory provision or subordinate legislation as from time to time amended, modified, incorporated or reproduced and to any enactment, EU instrument, statutory provision or subordinate legislation that from time to time (with or without modifications) re-enacts, replaces, consolidates, incorporates or reproduces it.

23 SCHEDULE 2 POST TERMINATION COVENANTS 1. DEFINITIONS For the purposes of this Schedule 2, the following words and cognate expressions shall have the meanings set out below: 1.1 "Board" shall have the meaning set out in the Agreement attached hereto, and shall include its successors in title and assigns (as applicable). 1.2 "Company" shall have the meaning set out in the Agreement attached hereto, and shall include its successors in title and assigns (as applicable). 1.3 "Customer" shall mean any person, firm, company or other organisation whatsoever to whom the Company has supplied goods or services, other than in a retail capacity, during any part of the 12 months immediately preceding the Termination Date. 1.4 "Group Company" shall have the meaning set out in the Agreement attached hereto, and shall include its successors in title and assigns (as applicable). 1.5 "Prohibited Area" means: 1.5.1 England, Wales, Scotland and Northern Ireland; 1.5.2 any other country in the world where, on the Termination Date, the Company develops, sells, supplies, manufactures or researches its products or services or where the Company is intending within 3 months following the Termination Date to develop, sell, supply or manufacture its products or services and in respect of which the Executive has been responsible (whether alone or jointly with others), concerned or active on behalf of the Company during any part of the 12 months immediately preceding the Termination Date. 1.6 "Prospective Customer" shall mean any person, firm, company or other organisation with whom the Company has had any negotiations or material discussions regarding the possible supply of goods or services by the Company other than in a retail capacity during any part of the 12 months immediately preceding the Termination Date. 1.7 The "Relevant Period" shall mean the lesser of: 1.7.1 the 12 months immediately following the Termination Date; 1.7.2 the period specified in paragraph 1.7.1 above less the number of days on which the Executive has been required by the Company (pursuant to Clause 17.3.2 of the Agreement) both not to attend at work and not to perform any duties of employment. 1.8 "Restricted Employee" means any person who was employed by (i) the Company or (ii) any Group Company, for at least 3 months prior to and on the Termination Date and: 1.8.1 with whom the Executive had material contact or dealings in performing her duties of her employment; or 1.8.2 who had material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or any Group Company (as applicable); and 1.8.3 who was a member of the management team of the Company or any Group Company (as applicable); or 1.8.4 who was a member of the Research & Development Department of the Company or any Group Company (as applicable). 1.9 "Supplier" means any person, company, business entity or other organisation whatsoever who: 1.9.1 has supplied goods or services to the Company during any part of the 12 months immediately preceding the Termination Date; or 24 1.9.2 has agreed prior to the Termination Date to supply goods or services to the Company to commence at any time in the 12 months following the Termination Date; or 1.9.3 as at the Termination Date, supplies goods or services to the Company under an exclusive contract or arrangement between that Supplier and the Company. 1.10 "Termination Date" shall have the meaning set out in the Agreement hereto. 2. NON-COMPETITION The Executive hereby agrees that she shall not (without the consent in writing of the Board) for the Relevant Period within the Prohibited Area and whether on her own behalf or in conjunction with or on behalf or any other person, firm, company or other organisation (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever) in competition with the Company be directly or indirectly (i) employed or engaged in, or (ii) perform services in respect of, or (iii) have any financial interest in, or (iv) be otherwise concerned with:- 2.1 the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, or developed, or manufactured, or supplied, or marketed by the Company during the 12 months immediately preceding the Termination Date; 2.2 the research into, development, manufacture, supply or marketing of any product which is to the same or a similar type to any product which the Company was (as at the Termination Date) proposing to launch within 12 months of the Termination Date; 2.3 the development or provision of any services (including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by the Company during the 12 months immediately preceding the Termination Date; 2.4 the development or provision of any services (including but not limited to technical and product support or consultancy or customer services) which are of the same or similar type to any services which the Company was (as at the Termination Date) proposing to launch within 12 months of the Termination Date. PROVIDED ALWAYS that the provision of this paragraph 2 shall apply only in respect of products or services with which the Executive was either personally concerned or for which she was responsible whilst employed by the Company during the 12 months immediately preceding the Termination Date. The provisions of this paragraph 2 shall not, at any time following the Termination Date, prevent the Executive (i) from for investment purposes an interest (as defined in S.820 – 825 of the Companies Act 2006) of up to 5% in nominal value or (in the case of Securities not having any nominal value) in number or class of Securities, in any class of Securities in a Listed Company and which are not the Securities of any company which competes or proposes to complete with the business of the Company or any Group Company (and for these purposes, the references to Securities held by the Executive shall include Securities held or beneficially held by the Executive's Immediate Family) or (ii) from being employed in, or providing services to, any part of a business (which does not fall within the scope of paragraphs 2.1 to 2.4 above) being operated by another company, firm of other business entity, even though another part of the business of such company, firm or other business entity (with which the Executive is not directly or indirectly concerned or employed) does fall within the scope of paragraphs 2.1 to 2.4 above. 3. NON-SOLICITATION OF CUSTOMERS The Executive hereby agrees that she shall not for the Relevant Period whether on her own behalf or in conjunction with or on behalf of any person, company, business entity or other organisation (and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly (i) solicit or, (ii) assist in soliciting, or (iii) accept, or (iv) facilitate the acceptance of, or (v) deal with, in competition with the Company, 25 the custom or business of any Customer or Prospective Customer:- 3.1 with whom the Executive has had material contact or dealings on behalf of the Company during the 12 months immediately preceding the Termination Date; or 3.2 for whom the Executive was, in a client management capacity on behalf of the Company, directly responsible (on her own or in conjunction with other individuals) during the 12 months immediately preceding the Termination Date. 4. NON-SOLICITATION OF RESTRICTED EMPLOYEES The Executive hereby agrees that she will not for the Relevant Period either on her own behalf or in conjunction with or on behalf of any other person, company, business entity, or other organisation (and whether as an employee, principal, agent, consultant or in any other capacity whatsoever), directly or indirectly: 4.1 (i) induce, or (ii) solicit, or (iii) entice or (iv) procure, any person who is a senior employee to leave the Company's or any Group Company's employment (as applicable) where that person is a Restricted Employee on the Termination Date; 4.2 be personally involved to a material extent in (i) accepting into employment or (ii) otherwise engaging or using the services of, any person who is a Restricted Employee on the Termination Date. 5. INTERFERENCE WITH SUPPLIERS The Executive hereby agrees that she shall not for the Relevant Period, in relation to any contract or arrangement which the Company has with any Supplier for the exclusive or preferential supply of goods or services to the Company and/or to its Group Companies, for the duration of such contract or arrangement, whether on her own behalf or in conjunction with or on behalf of any person, company, business entity or other organisation, (and whether as an employee, director, agent, principal, consultant or in any other capacity whatsoever), directly or indirectly: 5.1 interfere with the supply of goods or services to the Company from any Supplier; 5.2 induce any Supplier of goods or services to the Company to cease or decline to supply such goods or services in the future. 6. NON-DISPARAGEMENT 6.1 Save for a protected disclosure within the meaning of Part IVA (Protected Disclosures) of the Employment Rights Act 1996 (as amended from time to time), a report of an offence to a law enforcement agency, as part of co-operating with a criminal investigation or prosecution, or as required by law or the regulations of any statutory or regulatory authority, the Executive shall not during her employment or after the Termination Date make, publish or cause to be made or published any statement or remark which is likely or intended to harm the business or reputation of the Company or any of its Group Companies or any current or former officer, employee, consultant or agent of any such company. 7. GROUP COMPANIES 7.1 The provisions of paragraphs 7.2 and 7.3 below shall only apply in respect of those Group Companies (i) to whom the Executive gave her services, or (ii) for whom she was responsible, or (iii) with whom she was otherwise concerned, in the 12 months immediately preceding the Termination Date. 7.2 Paragraphs 1, 2, 3, 4 and 5 in this Schedule 2 shall apply as though references to the "Group Company" were substituted for references to the "Company". The obligations undertaken by the Executive pursuant to this Schedule 2 shall, with respect to each Group Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favour of the Company or any other Group Company. 7.3 In relation to each Group Company referred to in paragraphs 7.1 and 7.2 above, the 26 Company contracts as trustee and agent for the benefit of each such Group Company. The Executive agrees that, if required to do so by the Company, she will enter into covenants in the same terms as those set out in paragraphs 1, 2, 3, 4 and 5 hereof directly with all or any of such Group Companies, mutatis mutandis. If the Executive fails, within 7 days of receiving such a request from the Company, to sign the necessary documents to give effect to the foregoing, the Company shall be entitled, and is hereby irrevocably and unconditionally authorised by the Executive, to execute all such documents as are required to give effect to the foregoing, on her behalf.